Exhibit 10.1


                              FIRST AMENDMENT TO
                         LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("First Amendment") is made as of June 1, 2003 by and among Home Products International - North America, Inc, a Delaware corporation ("Borrower"), the lenders who are signatories hereto ("Lenders"), and Fleet Capital Corporation, a Rhode Island corporation ("FCC"), as agent for Lenders hereunder (FCC, in such capacity, being "Agent").

                              W I T N E S S T H:

     WHEREAS Borrower, Agent and Lenders entered into a certain Third Amended and Restated Loan and Security Agreement dated as of October 31,
 2002 (said Loan and Security Agreement is hereinafter referred to as the Loan Agreement"); and

     WHEREAS, Borrower desires to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement


     2. Amended Definition. The definition of the "Consolidated EBITDA" contained in Exhibit 8.3 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          "Consolidated EBITDA - for any period, Consolidated Net Income for such period plus without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Money Borrowed (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges (including, without limitation, the amount of any non-cash deduction to Consolidated Net Income as a result of any grant to members of management of any capital stock of the Borrower), and (g) to the extent not included in item (e) above, charges or expenses incurred as a result of plant or facility closures, and minus to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), and
     (b) any other non-cash income, all as determined on a consolidated basis."

     3.   Capital  Expenditures.   Section 8.2.8  of  the Loam  Agreement  is
 hereby deleted and the following is inserted in its stead;

          "8.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases except as otherwise provided below) which, in the aggregate, as to Borrower and its Subsidiaries, exceed Nine Million Dollars ($9,000,000) during any fiscal year of Borrower. Capital leases entered into in fiscal years 2003 and 2004 in an aggregate amount not to exceed $5,500,000 incurred in connection with the renegotiaton or extension of operating leases shall not be included within capitalized leases for the purposes of this Section 8.2.8."

     4. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     5. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this First Amendment has been duly executed as of the day and year specified at the beginning hereof.


                             HOME PRODUCTS INTERNATIONAL -
                             HOME PRODUCTS, INC., ("Borrower")

                             By: /s/ James E. Winslow
                                 -----------------------------
                                 Name: James E. Winslow
                                       -----------------------
                                 Title: EVP & CFO
                                        ----------------------

                             FLEET CAPITAL CORPORATION,
                             ("Agent" and a "Lender")

                             By: /s/ Edward M. Bartkowski
                                 -----------------------------
                                 Name: Edward M. Bartkowski
                                       -----------------------
                                 Title: SVP
                                        ----------------------